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                                                                   Exhibit 23(a)
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                             ACCOUNTANTS' CONSENT
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Board of Directors
Commerce Bancshares, Inc.

We consent to the use of our report on the consolidated financial statements of Commerce Bancshares, Inc. as of December 31, 1997 and 1996 and for each of the years in the three-year period ending December 31, 1997, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP
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Kansas City, Missouri
August 17, 1998